EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-110707) of Digital Insight Corporation of our report dated February 19, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Los Angeles, California

March 10, 2004